UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) Securities

Exchange Act of 1934

Filed by the Registrant	/ /

Filed by a party other than the Registrant	/X/

Check the appropriate box:

/ /	Preliminary Consent Solicitation Statement

/ /	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

/ /	Definitive Consent Solicitation Statement

/X/	Definitive Additional Materials

/ /	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV

(Name of Registrant as Specified in Its Charter)

Everest Housing Investors 2, LP

                (Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/	No fee required

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee paid:

/ /	Fee paid previously with preliminary materials

/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

PRESS RELEASE	-	PRESS RELEASE	-	PRESS RELEASE

EVEREST HOUSING INVESTORS 2, LP

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

CONTACT: Chris Davis or Stacey McClain of Everest Properties II, LLC

(626) 585-5920

FOR IMMEDIATE RELEASE

PASADENA, CALIFORNIA, July 16, 2008 – EVEREST HOUSING INVESTORS 2, LLC (“Everest”) today announced that they have extended the Expiration Date of their outstanding Solicitation of Consents dated November 16, 2007, by which Everest is seeking the approval by written consent of the limited partners (the “Limited Partners”) of Boston Financial Qualified Housing Tax Credits L.P. IV, a Massachusetts limited partnership (the “Partnership”), to remove the current general partners (Arch Street VIII, Inc. and Arch Street IV L.P., affiliates of MMA Financial, Inc. (“MMA”)) and to elect Everest Housing Management, LLC, a California limited liability company (“New GP”), as the successor general partner of the Partnership.

The solicitation of Consents will expire at 5:00 p.m. Eastern Time on the earlier to occur of the following dates (the “Expiration Date”): (i) August 29, 2008 or such later date to which Everest determines to extend the solicitation or (ii) the date Everest determines the Required Consents are received. Everest reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time; provided, however that it will not extend this solicitation past October 15, 2008.